EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47485 of Scheid Vineyards Inc. on Form S-8 of our report dated March 24, 2004 appearing in this Annual Report on Form 10-KSB of Scheid Vineyards Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 24, 2004